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                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

All Communications Corporation
Hillside, New Jersey

We hereby consent to the inclusion in the prospectus constituting a part of this registration statement of our report dated January 21, 1997, relating to the consolidated financial statements of All Communications Corporation for the year ended December 31, 1996. We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ Schneider Ehrlich & Associates LLP
SCHNEIDER EHRLICH & ASSOCIATES LLP
Jericho, New York
January 28, 2000